Exhibit 4.6

NIMBLEGEN SYSTEMS, INC.

SEVENTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

January 25, 2007

	7.3	Reservation of Common Stock	15
	7.4	Directors’ Expenses	15
	7.5	Scientific Advisory Board	16

8.		SECURITIES LAW RESTRICTIONS; LEGEND	16
	8.1	Transfer	16
	8.2	Legend	16

9.		MISCELLANEOUS.	17
	9.1	Term of Agreement	17
	9.2	Amendment	17
	9.3	Governing Law	18
	9.4	Survival	18
	9.5	Successors and Assigns	18
	9.6	Entire Agreement	18
	9.7	Specific Performance	18
	9.8	Severability	18
	9.9	Delays or Omissions	18
	9.10	Notices	19
	9.11	Attorneys’ Fees	19
	9.12	Titles and Subtitles	19
	9.13	Counterparts; Facsimile Signatures	19
	9.14	Waiver of Rights Under Section 4.2	19
	9.15	English its Official Language	19
	9.16	Dispute Resolution	19
	9.17	References to Dollars	20
	9.18	Effective Date	20

ii

NIMBLEGEN SYSTEMS, INC.

SEVENTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This SEVENTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of January 25, 2007, by and among NIMBLEGEN SYSTEMS, INC., a Delaware corporation (the “Company”), the individuals and entities listed on Exhibit A (each individually a “Common Stockholder” and collectively the “Common Stockholders”), the individuals and entities listed on Exhibit B (each individually a “Series E Stockholder” and collectively the “Series E Stockholders”), and the individuals and entities listed on Exhibit C (each individually a “Series F Stockholder” and collectively the “Series F Stockholders”).

R E C I T A L S

WHEREAS, the Company, the Common Stockholders, the Series E Stockholders and the Series F Stockholders are parties to that certain Sixth Amended and Restated Stockholders Agreement as of December 22, 2006 (the “Existing Stockholders Agreement”);

WHEREAS, the Company has previously issued and there is outstanding One Million Three Hundred Eight Thousand (1,308,000) Shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”) held by the Common Stockholders;

WHEREAS, the Company has previously issued and there is outstanding Seven Million Two Hundred Forty Two Thousand Eight Hundred Forty (7,242,840) Shares of the Company’s Series E Preferred Stock, $0.001 par value (the “Series E Preferred Stock”) held by the Series E Stockholders;

WHEREAS, the Company has previously issued and there is outstanding Ten Million Three Hundred Eighty Thousand Four Hundred Seventy (10,380,470) Shares of the Company’s Series F Preferred Stock, $0.001 par value (the “Series F Preferred Stock”) held by the Series F Stockholders (such issued and outstanding Series F Preferred Stock being the “Existing Series F Preferred Stock”);

WHEREAS, the Company is on this date issuing to certain of the Series F Stockholders One Million Five Hundred Thousand (1,500,000) shares of Series F Preferred Stock pursuant to the terms of a Series F Preferred Stock Purchase Agreement dated the date hereof among the Company and such Series F Stockholders (the “Series F Purchase Agreement”) so that, immediately after giving effect to such stock issuance, there are Eleven Million Eight Hundred Eighty Thousand Four Hundred Seventy (11,880,470) issued and outstanding Shares of Series F Preferred Stock held by the Series F Stockholders;

WHEREAS, in connection with the foregoing, the parties wish to amend and restate the Existing Stockholders Agreement in its entirety by providing for the regulation of the sale or other disposition of the capital stock of the Company, for certain co-sale rights among the holders of the Company’s outstanding capital stock, certain rights of first refusal on Company issuances of capital stock, the future voting of the shares of the Company’s voting stock to elect and maintain in office the members of the Company’s Board of Directors, and other rights and restrictions relating to stock ownership in the Company, all as set forth below and in accordance with the terms and conditions set forth below.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. RESTRICTIONS ON TRANSFER.

1.1 Restrictions. Each of the Common Stockholders, the Series E Stockholders, and the Series F Stockholders (each individually, a “Stockholder” and collectively, the “Stockholders”) agrees that, during the term of this Agreement, all shares of capital stock of the Company (collectively, the “Shares”) now or hereafter owned by such Stockholders shall be subject to the terms and conditions of this Agreement; provided, however, that “Shares” shall not include any shares of Common Stock or Series E Preferred Stock owned by a Stockholder as a result of such Stockholder’s exercise of an option granted pursuant to the Company’s 2000 Stock Option and Restricted Stock Plan, as amended (the “2000 Option Plan”) and any shares of capital stock of the Company issued on or in respect of any such excluded Common Stock or Series E Preferred Stock, except as otherwise set forth in the agreement or agreements thereunder with respect to such option exercises. No Stockholder shall Transfer any Shares, either voluntarily or involuntarily, except as permitted by, and in compliance with, the provisions of this Agreement, and any attempted Transfer which is not permitted by, and which is not in compliance with, the provisions of this Agreement shall be void and ineffective for all purposes. For purposes of this Agreement, (a) “Transfer” shall mean any direct or indirect transfer, sale, assignment, exchange, mortgage, pledge, hypothecation or other disposition of any Shares, and (b) any person to whom Shares have been Transferred, directly or indirectly, is sometimes individually referred to hereinafter as a “Transferee.”

1.2 Permitted Transfers of Common Stock. A Stockholder shall be permitted to Transfer all or any Shares of Common Stock as follows:

(a) a Transfer to the Company;

(b) a Transfer by (i) a partnership to its partners or former partners in accordance with partnership interests, (ii) a corporation to its shareholders in accordance with their interest in the corporation, (iii) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (iv) an individual Stockholder to such Stockholder’s spouse or issue or trust for the benefit of such Stockholder or such Stockholder’s spouse or issue; provided, that in each case the Transferee agrees to be subject to the terms of this Agreement to the same extent as if the Transferee were an original Stockholder hereunder;

2

(c) a Transfer to a third party when there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering a proposed sale of the Shares and such sale is made in accordance with such registration statement; or

(d) a Transfer in connection with a merger or share exchange which is approved by the Company and its stockholders in accordance with the Delaware General Corporation Law and the Company’s Eighth Amended and Restated Certificate of Incorporation, as it may be amended (for purposes hereof, such transaction is referred to herein as an “Approved Share Transaction”); or

(e) a Transfer which is otherwise permitted under the terms of this Agreement.

1.3 Permitted Transfers of Preferred Stock. A Stockholder shall be permitted to Transfer all or any Shares of Preferred Stock as follows:

(a) a Transfer to a third party when there is then in effect a registration statement under the Securities Act covering a proposed sale of the Shares and such sale is made in accordance with such registration statement;

(b) a Transfer when (i) the Transferee has agreed in writing to be bound by the terms of this Agreement, (ii) such Stockholder shall have notified the Company of the proposed Transfer and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed Transfer, and (iii) if reasonably requested by the Company, such Stockholder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such Transfer will not require registration of such Shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 of the Securities Act (“Rule 144”); or

(c) a Transfer in connection with an Approved Share Transaction; or

(d) a Transfer which is otherwise permitted under the terms of this Agreement.

Notwithstanding the provisions of Sections 1.3(a) and (b), above, no such registration statement or opinion of counsel shall be necessary for a Transfer by a Stockholder (i) which is a partnership to its partners or former partners in accordance with partnership interests, (ii) which is a corporation to its shareholders in accordance with their interest in the corporation or to any Affiliate of such corporation, (iii) which is a limited liability company to its members or former members in accordance with their interest in the limited liability company, (iv) to the Stockholder’s family member or trust for the benefit of an individual Stockholder, or (v) to an Affiliate of such Stockholder who or which would have been eligible to participate in the offering of the Shares as originally acquired from the Company; provided that in each case the Transferee will be subject to the terms of this Agreement to the same extent as if he were an original Stockholder hereunder. For purposes hereof, “Affiliate” shall mean an (i) entity controlling, controlled by or under common control with a Stockholder, and (ii) the partners, members or shareholders of a Stockholder.

3

1.4 Certain Marital Transfers. Anything contained in this Agreement to the contrary notwithstanding, the creation or existence of any interest in any Shares which interest is acquired or owned by the spouse or former spouse of any Stockholder as community or marital property during marriage, as a result of property division or other award or Transfer upon dissolution of the marriage, or as a result of any allowance or assignment of property under any applicable community or marital property law (a “Marital Transfer”) shall be permitted by, and deemed in compliance with, this Agreement; provided, however, that the following conditions are satisfied: (a) the Shares in which such an interest is created or exists are and continue to be (i) held of record in the name of such Stockholder, and (ii) managed and controlled by such Stockholder, and (b) the spouse or former spouse shall have executed a Spousal Consent and Acknowledgement in the form attached hereto as Exhibit D. At the first such time when either of the conditions in the foregoing provision cease to be satisfied with respect to any Shares (a “Prohibited Marital Transfer”), an Offer of Sale (as hereinafter defined) shall be deemed to have been given with respect to such Shares.

2. RIGHT OF FIRST REFUSAL.

2.1 Offer of Sale before Transfer. If a Stockholder at any time proposes to make, or is to suffer, any Transfer of any Shares of Common Stock (or, in the case of a Prohibited Marital Transfer, Preferred Stock) to one or more persons (collectively, an “Unrelated Transferee”) and such Transfer is not permitted pursuant to Section 1 hereof (the “Subject Transfer”), such Stockholder (the “Transferor”) shall first offer to sell such Shares to the Company by written notice given to the Company. Such notice (the “Offer of Sale”) shall describe in reasonable detail the Subject Transfer, including the number (and type, in case of a Prohibited Marital Transfer) of Shares to be subject to the Subject Transfer (the “Offered Shares”), the identity of the person(s) who are the Unrelated Transferee, the nature of the Subject Transfer, the form and amount of consideration per Offered Share to be received by the Transferor pursuant to the Subject Transfer (the “Transfer Price”), the terms of payment of such consideration, and the date on which the Subject Transfer is to occur. Upon request, the Transferor also shall provide to the Company copies of all documents which the Transferor will be required to execute in connection with the Transfer and such additional information about the transactions as may be reasonably requested. However, in the case of any deemed Offer of Sale resulting from a Prohibited Marital Transfer, the Offered Shares shall be deemed to be offered first to the Stockholder whose Shares were subject to the Prohibited Marital Transfer (the “Marital Party”) and then to the Company and, notwithstanding that an Offer of Sale shall be deemed to have been given upon such Prohibited Marital Transfer, the Transferor shall give written notice setting forth the information described above as that to be specified in an Offer of Sale with respect to such Prohibited Marital Transfer to the Company (the “Deemed Offer of Sale Notice”) as promptly as practicable after the Prohibited Marital Transfer. For purposes hereof, the Offered Shares shall be deemed to be offered to the Company, or first to the Marital Party and then to the Company, as the case may be, at a purchase price per share equal to the Transfer Price specified in the Offer of Sale or the Deemed Offer of Sale Notice, as the case may be; provided, however, that if the Transfer Price specified in the Offer of Sale or the Deemed Offer of Sale Notice, as the case may be, includes consideration which is not payable in money, or if the Subject Transfer is to be made for consideration based upon future earnings or other amounts indeterminable at the time the Offer of Sale or the Deemed Offer of Sale Notice is given, as the case may be, then the Transfer Price shall be deemed to be the amount per share which is reasonably equivalent to the cash value per

4

share of such consideration (the “Cash Equivalent Value”) or, if the Subject Transfer is a gift or is not in the nature of a sale or other disposition in exchange for consideration, then the Transfer Price shall be deemed to be equal to the amount per Share which is estimated to be the fair value per Share (the “Estimated Value”) as of the date on which the Offer of Sale is given or is deemed to have been given, as the case may be. For purposes hereof, the “Cash Equivalent Value” or the “Estimated Value” shall be the amount determined by the agreement of the parties to each transaction, or if, on the thirtieth (30th) day after the date on which the Offer of Sale is given or is deemed to have been given, no such agreement exists, by the Board of Directors of the Company acting in good faith.

2.2 Acceptance of Offer of Sale. The Company may accept the Offer of Sale by giving an Acceptance Notice (as hereinafter defined) to the Transferor at any time within the ninety (90) day period commencing on the date on which the Offer of Sale is given or is deemed to have been given; provided, however, that, in the case of any Offer of Sale deemed to have been given as a result of a Prohibited Marital Transfer, the Marital Party may accept the Offer of Sale by giving an Acceptance Notice to the Transferor within the first sixty (60) days of such ninety (90) day period. If the Marital Party does not accept the Offer of Sale within such sixty (60) day period as to all of the Offered Shares, then the Company may so accept the Offer of Sale during the remaining thirty (30) days of such ninety (90) day period. For purposes hereof, an “Acceptance Notice” shall mean a written notice which specifies the number of the Offered Shares as to which the Company or the Marital Party, as the case may be, desires to accept in an Offer of Sale.

2.3 Effect of Acceptance Notices. Subject to Section 2.4 hereof, upon the acceptance of the Offer of Sale by the Company or the Marital Party, as the case may be, in accordance with Section 2.2 hereof, the Transferor shall be required to sell, and the Company or the Marital Party, as the case may be, shall be required to purchase, all of the Offered Shares with respect to which the Company or the Marital Party, as the case may be, has accepted the Offer of Sale at the price and upon the terms and conditions for closing and payment which are specified herein.

2.4 Transfer Permitted. Notwithstanding the foregoing, if the Company and the Marital Party do not accept the Offer of Sale with respect to, and purchase, all (and not less than all) of the Offered Shares as contemplated above, then the Transferor may, within the sixty (60) day period commencing on the expiration of the ninety (90) day period during which the Offer of Sale may be accepted pursuant to Section 2.2 hereof, Transfer the Offered Shares to the Unrelated Transferee at a price not less than the Transfer Price, payable pursuant to terms and conditions which are no more favorable to the Unrelated Transferee than those specified in the Offer of Sale, subject to the right of the Stockholders pursuant to Section 3, below. In such event, the Shares Transferred will no longer be subject to, and the holder thereof will no longer be bound by or receive the benefit of, the terms of this Agreement.

2.5 Closing and Certain Other Terms. The closing of any sale of Shares pursuant to this Section 2 and the terms and conditions pursuant to which the purchase price in any such sale shall be payable shall be as follows:

(a) The consummation of the sale of Shares shall occur at the Company’s principal office on the day (or on the next succeeding business day) which is the later of the

5

fifteenth (15th) day after the date on which the Cash Equivalent Value or Estimated Value for purposes of such sale is determined in accordance with Section 2.1 hereof or the thirtieth (30th) day after the date on which the Offer of Sale has been accepted with respect to all of the Offered Shares.

(b) Except in the case of a Prohibited Marital Transfer or a Transfer by gift, the purchase price for the Shares shall be paid on the same terms and conditions for payment which have been offered by the Unrelated Transferee, as indicated in the Offer of Sale. Otherwise, the purchase price shall be payable in cash at the closing.

(c) At the closing, each person selling Shares shall deliver to the Company or the Marital Party, as the case may be, the certificate(s) evidencing ownership of the Shares subject to such sale, properly endorsed or accompanied by properly executed stock powers and all such instruments or documents as shall reasonably be required by the Company or the Marital Party, as the case may be, in connection with such Transfer of such Shares, and such Shares shall be delivered free and clear of all liens, claims, encumbrances and restrictions other than those imposed under this Agreement. At the closing, the Company or the Marital Party, as the case may be, shall deliver to each person from whom such Shares are being purchased, payment of the purchase price therefor as provided above.

3. CO-SALE RIGHTS.

3.1 Definition of Third Party Sale. For purposes hereof, a “Third Party Sale” shall mean either (i) any proposed Transfer of Shares with respect to which (A) the provisions of Section 2, above, apply and (B) neither the Company nor the Marital Party shall have accepted the Offer for Sale under Sections 2.1 through 2.3, above, within the applicable time periods set forth therein, or (ii) any other proposed Transfer of Shares by one or more Stockholders, which is not permitted under Sections 1.2 or 1.3, above.

3.2 Election to Participate in Third Party Sale. If one or more Stockholders (collectively, a “Proposing Stockholder”) shall at any time propose to effect a Third Party Sale, then the Proposing Stockholder shall give written notice of the proposed Third Party Sale (the “Third Party Notice”) to each of the other Stockholders (the “Non-Proposing Stockholders”). The Third Party Notice shall set forth the number and type of Shares to be Transferred (the “Transferred Shares”) in the Third Party Sale, the name and address of the proposed transferee (the “Proposed Transferee”) and the terms and conditions (including the sale price) of the proposed Third Party Sale. Upon receipt of the Third Party Notice, each of the Non-Proposing Stockholders shall have the right (the “Co-Sale Right”) to sell in the contemplated Third Party Sale, at the same price and on the same terms and conditions as are set forth in the Third Party Notice, (i) that number of Shares which are Common Stock owned by such Non-Proposing Stockholder and/or that number of Shares which are Preferred Stock owned by such Non-Proposing Stockholder which, as of the date of the closing of the Third Party Sale, would be convertible into Shares which are Common Stock collectively representing the same percentage as is equal to the percentage which the Transferred Shares which are Common Stock represent of the total number of Shares of Common Stock owned by the Proposing Stockholder and (ii) that percentage of Shares which are of a given series of the Preferred Stock owned by such Non-Proposing Stockholder as is equal to the percentage which the Transferred Shares which are

6

of the same series of the Preferred Stock represent of the total number of Shares of such series of Preferred Stock owned by the Proposing Stockholder, as the case may be. Within sixty (60) days after the Third Party Notice is given to the Non-Proposing Stockholders, each Non-Proposing Stockholder shall notify the Proposing Stockholder in writing whether such Non-Proposing Stockholder elects to participate in the Third Party Sale, and, if so, the number and type of Shares that each of them wishes to sell (which number may not exceed the number described in the previous sentence); provided, however, that if the Proposed Transferee objects to the delivery of Series E Preferred Stock or Series F Preferred Stock in lieu of Common Stock as contemplated by clause (i) of the preceding sentence or in addition to Common Stock as contemplated by clause (ii) of the preceding sentence, such Non-Proposing Stockholder shall convert such Series E Preferred Stock, or Series F Preferred Stock into Common Stock and deliver Common Stock; provided, however, that, as to Preferred Stock to be transferred in addition to Common Stock, such Preferred Stock shall be so converted to the same extent (i.e., in the same percentage for each given series) as are the Transferred Shares which are Preferred Stock (a “Conversion”). The Company agrees to make any such Conversion concurrent with the actual transfer of such Shares to the Proposed Transferee and contingent on such transfer. If a Non-Proposing Stockholder does not respond in writing within said sixty (60) day period, the Non-Proposing Stockholder shall conclusively be deemed to have elected not to participate in the Third Party Sale. If a Non-Proposing Stockholder timely responds in writing within such sixty (60) day period, such Non-Proposing Stockholder will be irrevocably bound to consummate the proposed Third Party Sale with respect to the number and type of Shares as is indicated in the written response given by such Non-Proposing Stockholder, unless thereafter relieved of such obligation in writing by the Proposing Stockholder or unless the Proposing Stockholder has not completed the contemplated Third Party Sale within one hundred eighty (180) days after the Third Party Notice. In the event the Proposing Stockholder has not completed a Third Party Sale within such one hundred eighty (180) day period, then the provisions of this Section 3.2 shall continue to apply to any subsequent Third Party Sale.

3.3 Other Co-Sale Right Terms. If the Co-Sale Right is exercised as provided herein, each Non-Proposing Stockholder must undertake any and all actions reasonably requested to effect the Third Party Sale including, without limitation, (a) exercising voting rights in favor of the Third Party Sale, (b) delivering to the Proposing Stockholder for transfer to the Transferee one or more certificates, properly endorsed for transfer, which represent that number of Shares which such Non-Proposing Stockholder elects to sell, and (c) executing any purchase or sale agreement and related agreements with respect to the transaction and making substantially the same representations, warranties, covenants and indemnities and similar agreements as the Proposing Stockholder agrees to make. Anything contained herein to the contrary notwithstanding, no such Non-Proposing Stockholder shall be required to incur any liability or make any representation, warranty, covenant or indemnity unless the Proposing Stockholder is required to incur substantially the same economic liability on a pro rata (or greater) basis and make substantially the same representation, warranty, covenant or indemnity on a pro rata (or greater) basis.

3.4 Co-Sale Proceeds. Concurrently with the delivery by a Non-Proposing Stockholder of certificates to the Proposing Stockholder pursuant to Section 3.3, above, the Proposing Stockholder shall remit to such Non-Proposing Stockholder that portion of the Third Party Sale proceeds to which such Non-Proposing Stockholder is entitled by reason of its

7

participation in such Third Party Sale. To the extent that any Transferee prohibits such assignment or otherwise refuses to purchase Shares from a Non-Proposing Stockholder exercising its Co-Sale Right hereunder, the Proposing Stockholder shall not sell to such Transferee any Shares unless and until, simultaneously with such sale, the Transferee shall purchase such Shares from such Non-Proposing Stockholder on the same terms and conditions specified in the Third Party Notice.

4. RIGHTS OF FIRST REFUSAL ON COMPANY ISSUANCES OF STOCK.

4.1 Subsequent Offerings. Each Stockholder shall have a right of first refusal to purchase a number of shares of all Equity Securities (as hereinafter defined) that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.4 hereof and Equity Securities which may be purchased by Schott AG, a German corporation (“Schott”), under Section 4.5 hereof, up to such Stockholder’s pro rata share of all such Equity Securities. Each Stockholder’s pro rata share is equal to the ratio of (a) the number of Shares of Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Series E Preferred Stock and Series F Preferred Stock) which such Stockholder holds immediately prior to the issuance of such Equity Securities to (b) the total number of Shares of Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Series E Preferred Stock and Series F Preferred Stock or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities held by all Stockholders; provided, however, that to the extent that Schott exercises its right under Section 4.5 to purchase a portion of the Equity Securities, which is greater than the portion it could purchase under this Section 4.1, the number of shares of Equity Securities which each other Stockholder may purchase under this Section 4.1 shall be proportionately reduced to give effect to the issuance of any Equity Securities purchased by Schott under Section 4.5 hereof. The term “Equity Securities” shall mean (a) any Common Stock, Series E Preferred Stock, Series F Preferred Stock or other equity security of the Company, (b) any security convertible, with or without consideration, into any Common Stock, Series E Preferred Stock, Series F Preferred Stock or other equity security of the Company (including any option to purchase such a convertible security), (c) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Series E Preferred Stock, Series F Preferred Stock or other equity security of the Company, or (d) any such warrant or right.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Stockholder written notice of its bona fide intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Stockholder shall have twenty (20) days from the receipt of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. The Company may not offer such Equity Securities to other investors on terms more favorable to such other investors than the terms offered to the Stockholders during the period of sixty (60) days from the commitment of the Stockholders to invest in the Company pursuant to this Section 4. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Stockholder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

8

4.3 Transfer of Rights of First Refusal. The rights of first refusal established by this Section 4 may be transferred to a Transferee permitted under paragraph (b) of Section 1.2, above, or paragraph (b) of Section 1.3, above, in connection with a transfer of at least fifty thousand (50,000) shares (as adjusted for stock splits and combinations) of Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Series E Preferred Stock and the Series F Preferred Stock).

4.4 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities (collectively, “Excluded Securities”):

(a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary of the Company, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

(b) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

(c) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

(d) shares of Common Stock issued upon conversion of the Series E Preferred Stock or the Series F Preferred Stock;

(e) any Equity Securities issued in connection with (i) any equipment leasing, loan arrangement, or debt refinancing from a bank or similar financial or lending institution approved by the Board of Directors or (ii) any arrangement approved by the Board of Directors where the Company licenses intellectual property from any third party and no cash is contributed by such third party to the Company in exchange for the Equity Securities;

(f) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

(g) any Equity Securities issued to Schott pursuant to Section 4.5, below, in a Non-Cash Transaction (as defined below); and

(h) any Equity Securities issued pursuant to the recapitalization pursuant to Article IX of the Sixth Amended and Restated Certificate of Incorporation of the Company.

4.5 Additional Right of Schott. In addition to its rights under Section 4.1, above, Schott will have the right of first refusal to purchase the following additional Equity Securities

9

that the Company may offer for sale in one or more series of transactions following the date hereof (for purposes hereof, such additional Equity Securities are referred to herein as “Additional Equity Securities”):

(a) of the first Sixteen Million Dollars ($16,000,000) of Additional Equity Securities proposed to be issued from time to time by the Company after the date hereof, Schott will have the right to purchase up to that number of such Additional Equity Securities which, when added to the number of Additional Equity Securities which Schott may purchase under Section 4.1 hereof, will total thirty-five percent (35%) of all such Additional Equity Securities; provided, however, that the right under this Section 4.5(a) shall not apply to any Excluded Securities proposed to be issued by the Company (except for Equity Securities issued in a Non-Cash Transaction); and provided, further, that the dollar threshold in the first line of this Section 4.5(a) shall be reduced by the amount of any proceeds received by the Company for the sale of any additional Equity Securities subsequent to March 4, 2003; and

(b) of the next Twenty-Four Million Dollars ($24,000,000) of Additional Equity Securities proposed to be issued from time to time by the Company after the date hereof, Schott will have the right to purchase up to that number of such Additional Equity Securities which, when added to the number of Additional Equity Securities which Schott may purchase under Section 4.1 hereof, will total thirty percent (30%) of all such Additional Equity Securities; provided, however, that the right under this Section 4.5(b) shall not apply to any Excluded Securities proposed to be issued by the Company (except for Equity Securities issued in a Non-Cash Transaction.

The provisions of this Section 4.5 are not intended to affect the rights of Schott under Section 4.1 of this Agreement.

For purposes of determining the amount of Additional Equity Securities to be issued by the Company for purposes of the dollar thresholds in Sections 4.5(a) and 4.5(b), above, the following shall apply: (i) the value of the Additional Equity Securities will be based upon a reasonable determination thereof by the Board of Directors of the Company based upon such input from third parties as the Board of Directors of the Company deems appropriate; (ii) any Additional Equity Securities to be issued to Schott upon exercise of its rights under the Section 4.5 shall be included in determining the aggregate amount of Additional Equity Securities issued by the Company after the date hereof; and (iii) the value of any Equity Securities issued in a Non-Cash Transaction with a value of no more than Two Million Dollars ($2,000,000) (excluding any Equity Securities to be issued to Schott) shall be excluded in determining the aggregate amount of Additional Equity Securities issued by the Company after the date hereof.

To the extent that Schott desires to exercise its right under this Section 4.5 with respect to each issuance of Additional Equity Securities, it shall so notify the Company within the twenty (20) day period referred to in Section 4.2 hereof; provided, however, that to the extent Schott shall fail to exercise its right under Section 4.1 hereof to purchase all of the Equity Securities it is entitled to purchase thereunder with respect to each proposed issuance of Equity Securities the right of Schott under this Section 4.5 (but not under Section 4.1 hereof) shall terminate with

10

respect to any future issuance of Additional Equity Securities; provided, further, that in the event Schott shall fail to exercise its rights under this Section 4.5 with respect to any proposed issuance of Equity Securities in a Non-Cash Transaction having a value of no more than Two Million Dollars ($2,000,000) (excluding any Equity Securities to be issued to Schott), Schott shall continue to have all of its rights under this Section 4.5 with respect to any subsequent issuance.

For purposes hereof, a Non-Cash Transaction shall be any transaction in which the Company proposes to issue Equity Securities, in connection with (y) any equipment leasing or loan arrangement, or debt refinancing from a bank in similar financial or lending institution approved by the Board of Directors or (z) any arrangement where the Company licenses intellectual property from a third party.

5. VOTING.

5.1 Election of Directors. On all matters relating to the election of directors of the Company, each of the Stockholders agrees to vote all Shares which constitute voting stock now held or hereafter acquired by such Stockholder (or the holders thereof shall consent pursuant to an action by written consent) so as to elect and maintain in office the following members to the Company’s Board of Directors and to remove from office from time to time individuals not satisfying the indicated criteria:

(a) one (1) individual nominated by vote of the holders of a majority of the outstanding Common Stock;

(b) two (2) individuals nominated by Tactics II LLC;

(c) two (2) individuals nominated by Schott;

(d) one (1) individual nominated by Skyline Venture Management II LLC;

(e) one (1) individual nominated by Baird Venture Partners Management Company I, LLC;

(f) one (1) individual nominated by Venture Investors LLC;

(g) one (1) individual nominated by Cargill, Incorporated;

(h) the individual serving from time to time, if any, as the full-time Chief Executive Officer or Chief Operating Officer, as the case may be, of the Company; and

(i) up to two (2) other individuals designated (which designation may be changed from time to time) by the affirmative vote of a majority of the members of the Company’s Board of Directors then in office;

provided, however that in the event that any of the Stockholders named in Subsections 5.1(b)-(g) above, together with such Stockholder’s Affiliates, shall at any time cease to own any of the then issued and outstanding shares of Common Stock or Preferred Stock, the holders of a majority of the outstanding Series E Preferred Stock shall thereafter assume the rights previously granted to such Stockholder pursuant to this Section 5.1.

11

5.2 Observation Rights. Wisconsin Alumni Research Foundation (“WARF”), Baird Venture Partners I Limited Partnership and BVP I Affiliates Fund Limited Partnership, acting through their mutual General Partner, Baird Venture Partners Management Company I, LLC (collectively, “Baird”), ITX International Equity Corporation (or its Affiliates, ITX Corporation or Gene Frontier Corporation, and collectively, “ITX”), Cargill, Incorporated, Brookside Capital Partners Fund, L.P., Adage Capital Partners, L.P. and any other holder of Series E Preferred Stock, or Series F Preferred Stock who is a Major Holder (as hereinafter defined) shall each be entitled to designate a representative who will receive notice of, and be entitled to attend and observe, all Board of Directors meetings and to receive copies of all minutes, reports, consents and other materials or information provided to the Board of Directors, provided that such rights shall not apply with respect to WARF, Baird, or any holder of Series E Preferred Stock or Series F Preferred Stock who is a Major Holder in the event that such entity shall (i) cease being a Major Holder, or (ii) have one of its representatives serving as a member of the Company’s Board of Directors.

5.3 Number of Directors. Each of the Stockholders agrees to vote all Shares which constitute voting stock now held or hereafter acquired by such Stockholder (or the holders thereof shall consent pursuant to an action by written consent) so as to cause the number of directors of the Company from time to time to equal the total number of directors to be elected in accordance with Section 5.1, above.

5.4 Removal. Any vote taken to remove any director elected pursuant to any subsection of Section 5.1, or to fill any vacancy created by the resignation or death of a director elected pursuant to any subsection of Section 5.1, shall also be subject to the provisions of the respective subsection of Section 5.1.

5.5 Obligation Pursuant to Equity Agreement; Waiver of Rights Thereunder. Each of the Stockholders acknowledges the rights of WARF pursuant to that certain Standard Equity Agreement between the Company and WARF dated September 27, 1999 (the “Equity Agreement”), including the right to require the Company to repurchase its shares of the Company’s stock pursuant to Section 3 of the Equity Agreement. Each of the Stockholders further acknowledges that the Company’s Eighth Amended and Restated Certificate of Incorporation requires the consent of the holders of at least fifty percent (50%) of the outstanding Series F Preferred Stock in order for the Company to redeem any capital stock of the Company, except as provided therein. Each of the Stockholders hereby agrees to vote all Shares of Series F Preferred Stock now held or hereafter acquired by such Stockholder (or the holders thereof shall consent pursuant to an action by written consent) so as to approve the acquisition of WARF’s shares of the Company’s stock in accordance with the Equity Agreement. Notwithstanding the foregoing, however, by its execution hereof, WARF hereby agrees that it will not exercise its option under Section 3 of the Equity Agreement until the date which is the earlier of (i) April 12, 2006, or (ii) the date upon which a Proposed Transferee shall acquire at least ninety percent (90%) of all issued and outstanding shares of Series E Preferred Stock and Series F Preferred Stock.

12

5.6 Agreement to Effect Sale Transaction.

(a) If the Series F Stockholders holding at least 65% of the then outstanding shares of Series F Preferred Stock held by all Series F Stockholders approve a Sale Transaction (as defined below), each Stockholder agrees (i) to vote all Shares held by such Stockholder in favor of such Sale Transaction, and (ii) to sell or exchange, and to take all reasonable actions required to sell or exchange, all shares of Preferred Stock and Common Stock then held by such Stockholder pursuant to the terms and conditions of such Sale Transaction.

(b) For purposes of this Section 5.6, a Sale Transaction shall mean any one of the following:

(i)	any consolidation or merger of the Company with or into any other corporation or other entity in which the Company is not the surviving entity, or in which the stockholders of the Company immediately prior to such consolidation or merger own less than fifty percent (50%) of the Company’s voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company;

(ii)	any voluntary sale, conveyance, exchange or transfer to another person, in a single transaction or a series of related transactions, of securities representing greater than fifty percent (50%) of the voting power of the Company; or

(iii)	any voluntary sale, conveyance, exchange or transfer to another person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), in a single transaction or a series of related transactions, of all or substantially all of the assets of the Company.

6. “MARKET STAND-OFF” AGREEMENT.

6.1 Initial Public Offering. In connection with the Company’s first firm commitment underwritten public offering of the Common Stock registered under the Securities Act (the “Initial Public Offering”), each Stockholder hereby agrees that such Stockholder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other Equity Securities) of the Company held by such Stockholder (other than those included in the registration) during the period beginning thirty (30) days before the effective date of such registration statement and continuing until the expiration of the period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of such registration statement; provided, that all officers and directors of the Company and holders of at least five percent (5%) of the Company’s voting stock enter into similar agreements.

13

6.2 Other Underwritten Offerings. In connection with a registration statement of the Company filed under the Securities Act for an underwritten public offering of the Common Stock not representing the Company’s Initial Public Offering, each Stockholder holding at least five percent (5%) of the Company’s voting stock or who is an officer or director of the Company hereby agrees, at the request of the representative of the underwriters, not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other Equity Securities) of the Company held by such Stockholder (other than included in the registration) during the period beginning thirty (30) days before the effective date of such registration statement and continuing until the expiration of the period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of such registration statement; provided, that all officers and directors of the Company and holders of at least five percent (5%) of the Company’s voting securities enter into similar agreements.

6.3 Other Commitments. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other Equity Securities) subject to the restrictions specified in Sections 6.1 and 6.2 until the end of the restricted period. Each Stockholder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the provisions of Sections 6.1 and 6.2 or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters, each Stockholder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 6 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 (under the Securities Act) transaction on Form S-4 or similar form that may be promulgated in the future.

7. COVENANTS.

7.1 Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Major Holder a balance sheet of the Company, as of the end of such fiscal year, and a statement of income and a statement of cash flows of the Company for such year, all prepared in accordance with generally accepted accounting principles consistently applied, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company’s

14

Board of Directors. A “Major Holder” shall mean any Stockholder (together with his or its Affiliates) who owns shares of Preferred Stock having an aggregate original issuance price of One Million Dollars ($1,000,000) or more.

(c) The Company will furnish each Major Holder as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company beginning with calendar year 2004, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d) The Company will furnish each Major Holder as soon as possible after the end of each month, and in any event within thirty (30) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need to be attached to such statements and year-end audit adjustments may not have been made.

(e) The Company shall provide written notice to each Major Holder of meetings of the Company’s Board of Directors at least five (5) days before such meetings. Each Major Holder shall have the right to attend such meetings.

(f) The Company shall furnish each Major Holder with an annual budget within ninety (90) days of the beginning of each fiscal year beginning on or after January 1, 2005.

7.2 Confidentiality of Records. Each Stockholder agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Stockholder uses to protect its own confidential information to keep confidential any information regarding Company affairs furnished to it by the Company or its representatives (whether before or after the date of this Agreement) which is confidential or proprietary (so long as such information is not in the public domain), except that such Stockholder may disclose such proprietary or confidential information to any partner, subsidiary, parent, stockholder or member of such Stockholder for the purpose of evaluating or monitoring its investment in the Company as long as such partner, subsidiary, parent, stockholder or member is advised of the confidentiality provisions of this Section 7.2.

7.3 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series E Preferred Stock and the Series F Preferred Stock, all Common Stock issuable from time to time upon such conversions.

7.4 Directors’ Expenses. The Company shall not pay any compensation to any member of the Company’s Board of Directors in connection with the performance of their duties

15

as a Director; provided, however, that the Company shall reimburse the reasonable out-of-pocket expenses of each member of the Company’s Board of Directors in connection with the performance of his or her duties as director.

7.5 Scientific Advisory Board. The Company will maintain a scientific advisory board composed of distinguished scientists who are in a position to advise the Company on important scientific and other matters related to its products and business.

8. SECURITIES LAW RESTRICTIONS; LEGEND.

8.1 Transfer. Each Stockholder acknowledges that none of the shares of the Common Stock, the Series E Preferred Stock or the Series F Preferred Stock have been registered under the Securities Act or any other applicable securities laws. Notwithstanding any other provision of this Agreement, no Stockholder may Transfer any shares of the Common Stock, the Series E Preferred Stock or the Series F Preferred Stock except pursuant to a registration statement effective under the Securities Act or pursuant to an exemption from such registration.

8.2 Legend. Each certificate representing shares of the Common Stock, the Series E Preferred Stock or the Series F Preferred Stock shall (unless otherwise permitted by the provisions of this Agreement) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS REGARDING THE RIGHT TO TRANSFER SUCH SHARES, CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SHARES, AND CERTAIN OTHER PROVISIONS, ALL AS SET FORTH IN A STOCKHOLDERS AGREEMENT, AMONG SUCH CORPORATION AND CERTAIN OF ITS STOCKHOLDERS, AS SUCH AGREEMENT MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF SUCH CORPORATION. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT.

Whenever any Shares become free of the rights and restrictions imposed by this Agreement or whenever otherwise permitted in accordance with the Securities Act and the regulations promulgated thereunder, the holder thereof shall be entitled to receive, and the Company shall issue, promptly upon presentation to the Company of the certificate or certificates evidencing such Shares, a certificate or certificates not bearing the above endorsement or a

16

modified endorsement, as the case may be. By the execution hereof, each Stockholder acknowledges and agrees that (i) to the extent that any certificate representing capital stock of the Company which has been issued prior to the date hereof contains a legend which refers to the Existing Stockholders Agreement or any predecessor thereof, that such certificate is hereby modified to include the legend which is set forth in the previous paragraph and (ii) if requested by the Company, such Stockholder shall return each such certificate to the Company so that the Company can modify the legend consistent with the previous paragraph.

9. MISCELLANEOUS.

9.1 Term of Agreement. This Agreement shall terminate, and be of no further force and effect, upon the earlier to occur of the following:

(a) the date of the closing of a firm commitment underwritten public offering of the Common Stock reflecting a pre-money offering valuation of the Company of at least One Hundred Fifty Million Dollars ($150,000,000) pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act, which results in the Series E Preferred Stock and the Series F Preferred Stock being converted into Common Stock; or

(b) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company’s assets, the dissolution of the Company, or the date of the Company’s merger or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction (and if fifty percent (50%) or more of such voting power is owned by such holders immediately after such transaction, such provisions will remain in full force and effect with respect to the surviving corporation or other entity).

9.2 Amendment. This Agreement may be amended (or its provisions may be waived) only by a written instrument signed by the Company (as approved by a majority of the members of the Board of Directors then in office), and holders of Shares representing the indicated percentage of the voting power of all Shares of each class and series of stock, voting as a class, as follows: the Common Stock—more than fifty percent (50%), the Series E Preferred Stock and/or the Common Stock issued upon conversion of such stock—more than fifty percent (50%), and the Series F Preferred Stock and/or the Common Stock issued upon conversion of such stock—more than fifty percent (50%); provided, further, that any amendment or waiver which is so agreed to by less than all of the holders of Shares of a class or series of stock and which does not apply to all of the holders of Shares of such class or series of stock on the same basis as it applies to the Stockholders who hold Shares of such class or series of stock and who have agreed thereto must also be consented to in writing by all other Stockholder(s) who hold Shares of such class or series of stock and who are materially and adversely affected thereby; and provided further, that any amendment, modification, waiver or termination with respect to the rights conferred pursuant to the following sections hereof shall not be effected without the prior written consent of the Series F Stockholders holding at least the indicated percentage of the then

17

outstanding shares of Series F Preferred Stock held by all Series F Stockholders: [1] Section 5.1(g)— 75%; and [2] Section 5.6— 65%. Any such amendment or waiver so effected shall be binding on all of the Stockholders. Notwithstanding the foregoing, to the extent that any third party may become a holder of Common Stock or Preferred Stock subsequent to the date hereof in accordance with the terms of this Agreement, such party may be added as a party hereto, without the consent of any other party hereto, upon execution by such third party of a counterpart signature page hereof.

9.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Wisconsin, United States of America, without regard to principles of conflicts of law, except with respect to matters of corporate governance which shall be exclusively governed by and construed under the laws of the State of Delaware.

9.4 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Stockholder and the closing of the transactions contemplated hereby.

9.5 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

9.6 Entire Agreement. This Agreement and the exhibits hereto and other documents delivered pursuant hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereto and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

9.7 Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

9.8 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Stockholder, upon any breach, default or noncompliance of any party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Stockholder’s part of any breach, default or noncompliance under this Agreement or any waiver

18

on such Stockholder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Stockholders or the Company shall be cumulative and not alternative.

9.10 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile or electronic transmission (e-mail) if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A, Exhibit B, or Exhibit C hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

9.11 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

9.12 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile and each facsimile signature will have the same effect as an original signature.

9.14 Waiver of Rights Under Section 4.2. Each Stockholder acknowledges and agrees that, by executing this Agreement, such Stockholder hereby waives its rights under Section 4 of the Existing Stockholders Agreement, (i) to receive notice of the Equity Securities to be issued to the Series F Stockholders pursuant to the Series F Purchase Agreement, and (ii) to consider purchasing such Stockholder’s pro rata share of such Equity Securities for a twenty (20) day period.

9.15 English its Official Language. The parties acknowledge and agree that English shall be the official language for the interpretation of this Agreement.

9.16 Dispute Resolution. Any party to this Agreement who is not a U.S. resident or citizen or is a foreign entity shall attempt to resolve through negotiation any disputes, controversies or other claims arising out of or in connection with this Agreement with any other party to this Agreement. To the extent that any such disputes, controversies or claims cannot be resolved as a result of such discussions, such unresolved disputes, controversies and claims shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules in effect on the

19

date of this Agreement. The appointing authority shall be the International Chamber of Commerce. The number of arbitrators shall be three (3). The place of arbitration shall be Toronto, Canada. The language to be used in the arbitration shall be English. In connection with the arbitration, the Federal Rules of Evidence in effect in the United States of America will govern evidentiary questions and the procedural and substantive rules of the State of Wisconsin, United States of America will apply. The parties acknowledge and agree that this Agreement and all agreements, documents, instruments and certificates delivered in connection herewith (including the Related Agreements) and any award rendered pursuant hereto or thereto shall be governed by the 1958 United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards. In the event of any conflict between the UNCITRAL Arbitration Rules and this clause, this clause shall govern. Judgment upon the award rendered may be entered in any court having jurisdiction. Application shall be made to such court for judicial acceptance of the award and an order of enforcement as the case may be.

9.17 References to Dollars. All references herein to “$” or “Dollars” shall be to United States Dollars.

9.18 Effective Date. If the “Closing Date” as defined in the Series F Preferred Stock Purchase Agreement is not January 25, 2007 but instead a later date not later than February 9, 2007 as provided in Section 2.1 of the Series F Preferred Stock Purchase Agreement, then, notwithstanding the date of January 25, 2007 first written above in this Agreement, this Agreement shall be effective as of such Closing Date and not as of January 25, 2007.

[Remainder of this page intentionally left blank.]

20

IN WITNESS WHEREOF, the parties hereto have executed this SEVENTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

NIMBLEGEN SYSTEMS, INC.

By:	/s/ Stanley D. Rose
Print Name:	Stanley D. Rose
Title:	CEO

STOCKHOLDER:

SKYLINE VENTURE PARTNERS II, L.P.

By:	Skyline Venture Management II LLC, its
General Partner

By:	/s/ John G. Freund
John G. Freund, Managing Director

SKYLINE VENTURE PARTNERS QUALIFIED PURCHASER FUND II, L.P.

By:	Skyline Venture Management II LLC, its
General Partner

By:	/s/ John G. Freund
John G. Freund, Managing Director

Signature Page - Seventh Amended And Restated Stockholders Agreement

SKYLINE EXPANSION FUND, L.P.

By:	Skyline Expansion Fund Management, LLC
Its:	General Partner
By:	Skyline Venture Management III, LLC
Its:	Managing Member

By:	/s/ John G. Freund
John G. Freund, Managing Director

TACTICS II LLC

By:	/s/ Robert J. Palay
Print Name:	Robert J. Palay
Title:	Member

NIMBLEGEN, INC.

By:	/s/ Michael R. Sussman / /s/ Franco Cerrina
Print Name:	Michael R. Sussman / Franco Cerrina
Title:	President / Secretary, Director

TACTICS II INVESTMENTS LLC

By:	/s/ Robert J. Palay
Print Name:	Robert J. Palay
Title:	Member

780 PARTNERS

By:	/s/ Richard J. Bliss
Print Name:	Richard J. Bliss
Title:	Managing Partner

Signature Page - Seventh Amended And Restated Stockholders Agreement

FHF PARTNERS

By:	/s/ Mitchell S. Fromstein
Print Name:	Mitchell S. Fromstein
Title:	General Partner

WISCONSIN ALUMNI RESEARCH FOUNDATION

By:	/s/ Carrie Thome / /s/ Kenneth Lutz
Print Name:	Carrie Thome / Kenneth Lutz
Title:	Assoc. Dir. of Inv. / Controller

ICE NINE INVESTMENTS, LLC

By:	/s/ Nicholas J. Seay
Print Name:	Nicholas J. Seay
Title:	Managing Member

Frederick R. Blattner

/s/ Frank Sica
Frank V. Sica

/s/ Roland Green
Roland Green

/s/ Emile Nuwaysir
Emile Nuwaysir

Signature Page - Seventh Amended And Restated Stockholders Agreement

VENTURE INVESTORS EARLY STAGE
FUND III LIMITED PARTNERSHIP

By:	Venture Investors LLC, its General Partner

By:	/s/ John Neis
John Neis, Member

BAIRD VENTURE PARTNERS I LIMITED PARTNERSHIP

By:	Baird Venture Partners Management
Company I, LLC, its General Partner

By:	/s/ Peter K. Shagory
Title:	Director

BVP I AFFILIATES FUND LIMITED PARTNERSHIP

By:	Baird Venture Partners Management
Company I, LLC, its General Partner

By:	/s/ Peter K. Shagory
Title:	Director

STATE OF WISCONSIN INVESTMENT BOARD

By:	/s/ Christopher P. Prestigiacomo
Print Name:	Christopher P. Prestigiacomo
Title:	Portfolio Manager

SCHOTT AG

By:	/s/ Gordon Weber / /s/ Juergen Sacknoff
Print Name:	Gordon Weber / Juergen Sacknoff
Title:	General Counsel / Vice President Corporate Strategy

Signature Page - Seventh Amended And Restated Stockholders Agreement

/s/ Michael J. Treble
Michael J. Treble

/s/ David Sneider
David Sneider

ITX INTERNATIONAL EQUITY CORPORATION

By:	/s/ Takehito Jimbo
Print Name:	Takehito Jimbo
Title:	CEO

THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEMS

By:	/s/ John A. Roan
Print Name:	John A. Roan
Title:	Executive Vice President for Business Affairs

TEXAS INSTRUMENTS, INCORPORATED

By:

Print Name:

Title:

Rodney Wallace

Frank Gerome

/s/ J. Warren Huff
J. Warren Huff

Signature Page - Seventh Amended And Restated Stockholders Agreement

David M. Schaller

STARTech EARLY VENTURES, LLC

By:

Print Name:

Title:

STARTech SEED FUND II, L.P.

By:

Print Name:

Title:

/s/ Harold Garner
Harold Garner

/s/ Dan Clutter
Dan Clutter

/s/ Steven Smith
Steven Smith

/s/ Stanley D. Rose
Stanley D. Rose

Signature Page - Seventh Amended And Restated Stockholders Agreement

CARGILL INCORPORATED

By:	/s/ James Sayre
Print Name:	James Sayre
Title:	President, Cargill Ventures

TOPSPIN PARTNERS, L.P.

By:	/s/ Steven J. Winick
Print Name:	Steven J. Winick
Title:	Principal

TOPSPIN ASSOCIATES, L.P.

By:	/s/ Steven J. Winick
Print Name:	Steven J. Winick
Title:	Principal

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	/s/ Ted Pappendick
Print Name:	Ted Pappendick
Title:	Managing Director

ADAGE CAPITAL PARTNERS, L.P.

By:	/s/ Dan Lehan
Print Name:	Dan Lehan
Title:	Chief Operating Officer

STARK MASTER FUND LTD.

By:	/s/ Brian H. Davidson
Print Name:	Brian H. Davidson
Title:	Authorized Signatory of Stark Offshore Management LLC, Investment Manager of Stark Master Fund Ltd.

Signature Page - Seventh Amended And Restated Stockholders Agreement

BBT FUND, L.P.

By:	BBT Genpar, L.P.
Its:	General Partner
By:	FFT-FW, Inc.
Its:	General Partner

By:	/s/ William O. Reimann
Print Name:	William O. Reimann
Title:	Vice President

CAP FUND, L.P.

By:	Cup Genpar, L.P
Its:	General Partner
By:	CAP-FW, Inc.
Its:	General Partner

By:	/s/ William O. Reimann
Print Name:	William O. Reimann
Title:	Vice President

SRI FUND, L.P.

By:	SRI Genpar, L.P.
Its:	General Partner
By:	BBT-FW, Inc.
Its:	General Partner

By:	/s/ William O. Reimann
Print Name:	William O. Reimann
Title:	Vice President

QVT FUND LP

By:	QVT Associates GP LLC
Its:	General Partner

By:	/s/ Dan Gold
Print Name:	Dan Gold
Title:	Managing Member

By:	/s/ Nicholas Brumm
Print Name:	Nicholas Brumm
Title:	Managing Member

Signature Page - Seventh Amended And Restated Stockholders Agreement

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (SBST-LS)

By:	/s/ Martina Poquet
Martina Poquet, Director – Separate Investments

Signature Page - Seventh Amended And Restated Stockholders Agreement

Exhibit A

COMMON STOCKHOLDERS

Stockholder	Shares of Common Stock
NimbleGen, Inc. 4810 Waukesha Street Madison, WI 53705 fcerrina@nimblegen.com	427,500

Roland Green 506 Ozark Trail Madison, WI 53705	67,500

Emile Nuwaysir 2022 Madison Street Madison, WI 53711 enuwaysir@nimblegen.com	10,000

Tactics II Investments LLC Attn: Robert Palay 5 Revere Drive, Suite 200 Northbrook, IL 60062 bpalay@tacticsii.com	405,000

Wisconsin Alumni Research Foundation Attn: Thomas H. Weaver 614 Walnut Street, 13th Floor Madison, WI 53707 weaver@warf.org	100,000

Skyline Venture Partners II, L.P. Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	7,906

Stockholder	Shares of Common Stock
Skyline Venture Partners Qualified Purchaser Fund Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	92,094

The Board of Regents of The University of Texas System c/o UT Southwestern Medical Center at Dallas Attention: Director for Technology Transfer 5323 Harry Hines Boulevard Dallas, TX 75390	39,667

Harold Garner 4100 Post Oak Road Flower Mound, TX 75028	39,667

STARTech Seed Fund II, L.P. 1302 East Collins Blvd Richardson, TX 75081 Attn: CFO, STARTech Early Ventures	16,221

STARTech Early Ventures, LLC 1302 East Collins Blvd Richardson, TX 75081 Attn: CFO, STARTech Early Ventures	10,058

J. Warren Huff 1002 Ashlawn Drive Southlake, TX 76092	15,605

David M. Schaller c/o CenterPoint Ventures 13455 Noel Road, Suite 1670 Dallas, TX 75240	7,783

Stockholder	Shares of Common Stock
Frank Gerome 763 Greenway Drive Coppell, TX 75019	2,999

Texas Instruments Incorporated Attn: Barbara C. Papas 7839 Churchill Way, MS 3995 Dallas, TX 75251	66,000

Total	1,308,000

Exhibit B

SERIES E PREFERRED STOCKHOLDERS

Stockholder	Shares of Series E Preferred Stock
780 Partners Attn: Richard Bliss 780 North Water Street Milwaukee, WI 53202 rbliss@gklaw.com	250,298

Baird Venture Partners, L.P. Attn: Peter K. Shagory 227 West Monroe, Suite 2200 Chicago, IL 60606 pshagory@rwbaird.com	171,565

Frederick Blattner Genetics Building, B10 445 Henry Mall Madison, WI 53706 fredblattner@scarabgenomics.com	112,672

BVP I Affiliates Fund L.P. Attn: Peter K. Shagory 227 West Monroe, Suite 2200 Chicago, IL 60606 pshagory@rwbaird.com	120,145

FHF Partners Attn: Mitchell Fromstein 5301 N. Ironwood Road, Suite #100 Glendale, WI 53217	248,331

Ice Nine Investments, LLC c/o Quarles & Brady, LLP Attn: Nicholas Seay 1 South Pinckney Street, Suite 600 Madison, WI 53703 njs@quarles.com	12,543

Stockholder	Shares of Series E Preferred Stock
ITX International Equity Corporation Attn: Takehita Jimbo 700 E. El Camino Real, Suite 200 Mountain View, CA 94040	714,286

Emile Nuwaysir 2022 Madison Street Madison, WI 53711 enuwaysir@nimblegen.com	3,673

Frank Sica c/o Menemsha Capital Partners, Ltd c/o Tailwind Capital 390 Park Avenue, 17th Floor New York, NY 10022	249,521

Skyline Venture Partners Qualified Purchaser Fund Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	1,010,155

Skyline Venture Partners II, L.P. Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	86,716

Skyline Expansion Fund, L.P. Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	22,222

David Sneider 301 S. Yellowstone Drive Madison, WI 53705 dsneider@gmail.com	36,833

Stockholder	Shares of Series E Preferred Stock
Schott AG Schott AG Attn: Mr. Frank Mohler Hattenbergstrasse 10 Mainz, Germany D-55122 frank.mohler@schott.com Schott North America, Inc. Attn: Gerhard Kiewel 555 Taxter Road Elmsford, New York 10523 gerhard.kiewel@us.schott.com	2,690,477

State of Wisconsin Investment Board Attn: Chris Prestigiacomo Wisconsin Private Equity Portfolio 121 East Wilson Street Madison, WI 53703-3455 chris.prestigiacomo@swib.state.wi.us	278,862

Tactics II LLC Attn: Robert Palay 5 Revere Drive, Suite 200 Northbrook, IL 60062 bpalay@tacticsii.com	250,299

Michael Treble 2820 Rancho Costero Carlsbad, CA 92009 mtreble@sbcglobal.net	24,942

Venture Investors Early Stage Fund III, L.P. Attn: John Neis 505 South Rosa Road Madison, WI 53719 john@ventureinvestors.com	438,936

Wisconsin Alumni Research Foundation Attn: Thomas H. Weaver 614 Walnut Street, 13th Floor Madison, WI 53707 weaver@warf.org	252,540

Stockholder	Shares of Series E Preferred Stock
Texas Instruments Incorporated Attn: Barbara C. Papas 7839 Churchill Way, MS 3995 Dallas, TX 75251	17,777

STARTech Seed Fund II, L.P. Attn: Matt Blanton 1302 East Collins Boulevard Richardson, TX 75081	35,556

Roland Green 506 Ozark Trail Madison, WI 53705	407

Harold Garner 4100 Post Oak Road Flower Mound, TX 75028	1,000

Stanley D. Rose One Science Court Madison, WI 53711 srose@nimblegen.com	12,241

Rodney Wallace 20431 Peachtree Road Dickerson, MD 20842	407

Steven W. Smith 2854 Richardson Street Fitchburg, WI 53711 ssmith@nimblegen.com	136

Daniel Clutter NimbleGen Systems, Inc. One Science Court Madison, WI 53711 dclutter@nimblegen.com	382

Stockholder	Shares of Series E Preferred Stock
Cargill, Incorporated Attn: James Sayre 1200 Park Place, Suite 300 San Mateo, CA 94403	156,017

Topspin Partners, L.P. Attn: Steve Winick 3 Expressway Plaza Roslyn Heights, NY 11577 swinick@topspinpartners.com	41,916

Topspin Associates, L.P. Attn: Steve Winick 3 Expressway Plaza Roslyn Heights, NY 11577 swinick@topspinpartners.com	1,985

Total:	7,242,840

Exhibit C

SERIES F PREFERRED STOCKHOLDERS

Stockholder	Shares of Series F Preferred Stock
780 Partners Attn: Richard Bliss 780 North Water Street Milwaukee, WI 53202 rbliss@gklaw.com	276,014

Baird Venture Partners, L.P. Attn: Peter K. Shagory 227 West Monroe, Suite 2200 Chicago, IL 60606 pshagory@rwbaird.com	303,105

Frederick Blattner Genetics Building, B10 445 Henry Mall Madison, WI 53706 fredblattner@scarabgenomics.com	141,870

BVP I Affiliates Fund L.P. Attn: Peter K. Shagory 227 West Monroe, Suite 2200 Chicago, IL 60606 pshagory@rwbaird.com	212,258

FHF Partners Attn: Mitchell Fromstein 5301 N. Ironwood Road, Suite #100 Glendale, WI 53217	263,182

Roland Green 506 Ozark Trail Madison, WI 53705	6,720

Stockholder	Shares of Series F Preferred Stock
Ice Nine Investments, LLC c/o Quarles & Brady, LLP Attn: Nicholas Seay 1 South Pinckney Street, Suite 600 Madison, WI 53703 njs@quarles.com	10,529

Emile Nuwaysir 2022 Madison Street Madison, WI 53711 enuwaysir@nimblegen.com	1,680

Frank Sica c/o Menemsha Capital Partners, Ltd c/o Tailwind Capital 390 Park Avenue, 17th Floor New York, NY 10022	335,268

Skyline Venture Partners Qualified Purchaser Fund Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	905,643

Skyline Venture Partners II, L.P. Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	77,742

Skyline Expansion Fund, L.P. Attn: John Freund 525 University Avenue, #520 Palo Alto, CA 94301 John@SkylineVentures.com	666,667

Stockholder	Shares of Series F Preferred Stock
David Sneider 301 S. Yellowstone Drive Suite 422 Madison, WI 53705 dsneider@gmail.com	18,455

State of Wisconsin Investment Board Attn: Chris Prestigiacomo Wisconsin Private Equity Portfolio 121 East Wilson Street Madison, WI 53703-3455 chris.prestigiacomo@swib.state.wi.us	403,374

Tactics II LLC Attn: Robert Palay 5 Revere Drive, Suite 200 Northbrook, IL 60062 bpalay@tacticsii.com	276,015

Michael Treble 2820 Rancho Costero Carlsbad, CA 92009 mtreble@sbcglobal.net	18,671

Venture Investors Early Stage Fund III, L.P. Attn: John Neis 505 South Rosa Road Madison, WI 53719 john@ventureinvestors.com	791,720

Wisconsin Alumni Research Foundation Attn: Thomas H. Weaver 614 Walnut Street, 13th Floor Madison, WI 53707 weaver@warf.org	312,987

Stockholder	Shares of Series F Preferred Stock
Harold Garner 4100 Post Oak Road Flower Mound, TX 75028	24,538

Stanley D. Rose One Science Court Madison, WI 53711 srose@nimblegen.com	201,980

Rodney Wallace 20431 Peachtree Road Dickerson, MD 20842	6,712

Steven Smith 2854 Richardson Street Fitchburg, WI 53711 ssmith@nimblegen.com	2,237

Dan Clutter NimbleGen Systems, Inc. One Science Court Madison, WI 53711 dclutter@nimblegen.com	6,310

Cargill, Incorporated Attn: James Sayre 1200 Park Place, Suite 300 San Mateo, CA 94403	2,674,277

Topspin Partners, L.P. Attn: Steve Winick 3 Expressway Plaza Roslyn Heights, NY 11577 swinick@topspinpartners.com	691,619

Stockholder	Shares of Series F Preferred Stock
Topspin Associates, L.P. Attn: Steve Winick 3 Expressway Plaza Roslyn Heights, NY 11577 swinick@topspinpartners.com	32,754

Brookside Capital Partners Fund, L.P. c/o Brookside Capital Attn: Jay Venkatesan 111 Huntington Avenue Boston, MA 02199	1,644,806

Adage Capital Partners, L.P. c/o Adage Capital Management, L.P. Attn: Dan Lehan 200 Clarendon Street, 52nd Floor Boston, MA 02116	600,000

Stark Master Fund Ltd. c/o Stark Offshore Management LLC 3600 South Lake Drive St. Francis, WI 53235	500,000

BBT Fund, L.P. c/o BBT Genpar, L.P. 201 Main Street, Suite 3200 Fort Worth, TX 76102	147,500

CAP Fund, L.P. c/o BBT Genpar, L.P. 201 Main Street, Suite 3200 Fort Worth, TX 76102	67,500

SRI Fund, L.P. c/o BBT Genpar, L.P. 201 Main Street, Suite 3200 Fort Worth, TX 76102	35,000

Stockholder	Shares of Series F Preferred Stock
QVT Fund LP c/o QVT Associates GP LLC 1177 Avenue of the Americas, 9th Floor New York, NY 10036 legalnotices@qvt.com	200,000

The Board of Trustees of Leland Stanford Junior University The Board of Trustees of Leland Stanford Junior University c/o Stanford Management Company Attn: Martina Poquet 2770 Sand Hill Road Menlo Park, CA 94025 martinapoquet@stanford.edu The Board of Trustees of Leland Stanford Junior University c/o Stanford Management Company Attn: Jin Gu 2770 Sand Hill Road Menlo Park, CA 94025 jingu@stanford.edu	20,000

J. Warren Huff 1002 Ashlawn Drive Southlake, TX 76092	3,337

Total:	11,880,470

Exhibit D

SPOUSAL CONSENT AND ACKNOWLEDGMENT

I acknowledge that I have read the foregoing Agreement and that I understand its contents. I am aware that by its provisions my spouse agrees to limit the transferability of and the voting rights attendant upon the Shares of NimbleGen Systems, Inc. held by him on this date, or hereafter acquired. I am further aware that included in such limitations shall be any interest I have in the Shares (including without limitation any right or interest by operation of the Wisconsin Marital Property Law, chapter 766 of the Wisconsin Statutes, or by operation of any other law) and the interest of any of my heirs, legatees, or other transferees. I consent to and approve the provisions of the Agreement, and agree that the Shares and my interest in them are subject to the provisions of the Agreement, and direct the personal representative of my estate to promptly comply with all of the provisions of the Agreement. I further agree that I will take no action at any time to hinder the operation of the Agreement as to the Shares or any interest that I or my transferees have in them.

Date:	Spouse: